Exhibit 99.1

Conference Call Transcript

Silicon Laboratories Inc. Announcement of Definitive Agreement to Acquire Sigma Designs, Inc.

December 8, 2017

MANAGEMENT DISCUSSION SECTION

Operator

Good morning. My name is Carol, and I will be your conference operator today. I would like to welcome everyone to Silicon Labs’ conference call to discuss its definitive agreement to acquire Sigma Designs. All lines have been placed on mute to prevent any background noise.  After the speakers’ remarks, there will be a question and answer session.  If you would like to ask a question during this time, simply press star then number one on your telephone key pad.  If you would like to withdraw your question please press the pound key.

I will now turn the call over to Jalene Hoover, Director of Investor Relations and International Finance. Jalene, please go ahead.

Jalene Hoover

Thank you Carol and good morning everyone.

Tyson Tuttle, Chief Executive Officer, and John Hollister, Chief Financial Officer, are on today’s call. The purpose of today’s call is to discuss the definitive agreement we’ve signed to acquire Sigma Designs. After our prepared comments, we will take questions.

Our press release is available on the Investor Relations section of our website at www.silabs.com. This call is also being webcast, and a replay will be available for one week. In conjunction with today’s call, we will reference a slide presentation that is also available on Silicon Labs’ website at www.silabs.com, and is posted on the Investor Relations section under “Events and Presentations”.

Our comments today will include forward-looking statements, subject to risks and uncertainties. We base these forward-looking statements on information available to us as of the date of this conference call, and assume no obligation to update these statements in the future. We encourage you to review Silicon Labs’ and Sigma Designs’ SEC filings, which identify important risk factors that could cause actual results to differ materially from those contained in any forward-looking statements. Please review the Forward Looking Statements section of the Legal slide in the investor presentation made available to you this morning for additional important risk factors specifically related to matters being discussed today.

Additionally, during our call today, we will reference certain non-GAAP financial information. These non-GAAP measures are provided to enhance the user’s overall understanding of the potential impact of the Sigma Designs transaction. Please review the Non-GAAP Financial Measures section of the Legal slide in the investor presentation made available to you this morning.

Sigma Designs intends to file a proxy statement and other important materials with the SEC in conjunction with the transaction. Investors in Sigma Designs are urged to read this important information. Please review the Additional Information and Where to Find It section of the Legal slide in the investor presentation made available to you this morning.

I would like to turn the call over to Silicon Labs’ Chief Financial Officer, John Hollister.

John Hollister

Thanks, Jalene. We are pleased to announce that we have entered into a definitive agreement to acquire Sigma Designs.

Looking at the terms of the deal, we’ve made an offer of $7.05 per share in an all-cash transaction, representing a 26% premium over the company’s closing price of $5.60 per share on December 6, 2017. This represents a fully diluted purchase price of approximately $282 million, and we expect the company to have approximately $40 million in residual cash at closing, resulting in an enterprise valuation for the transaction of around $242M. This transaction is subject to certain closing conditions. In the event that certain closing conditions are not met, the parties have agreed that Silicon Labs will acquire Sigma Designs’ Z-Wave business for $240 million, subject to the approval of Sigma Designs’ stockholders. We expect the transaction to close in the first quarter of fiscal year 2018.

The primary asset of interest to us in this acquisition is Sigma Designs’ Z-Wave business. Z-Wave’s financial profile is complementary to Silicon Labs, and we plan to incorporate Z-Wave into our IoT product category going forward for financial reporting purposes. We expect that on a go-forward basis, with Z-Wave as part of the portfolio, we will maintain our target operating model for Silicon Labs at the overall corporate level, and we also expect to maintain our long term strategic revenue growth target for IoT at 20%, and that is meant to be on a pro forma basis, giving effect to the acquisition.

In addition to Z-Wave technology, Sigma Designs also provides solutions for Media Connectivity and Smart TV. Sigma Designs plans to divest or wind down its Smart TV business, and additionally Sigma Designs is in active discussions with prospective buyers to divest the Media Connectivity business.

Following what we expect will be a short transition period of a few months relating to the divestitures, we expect to ultimately absorb approximately 100 employees from the Sigma Designs team.

Subsequent to divestiture and restructuring actions, we expect the acquisition to be accretive on a non-GAAP basis.

I will now turn the call over to Tyson.

Tyson Tuttle

Thanks, John. I’m very pleased to announce we have entered into a definitive agreement to acquire Sigma Designs. Sigma Designs’ Z-Wave eco-system and wireless mesh technology complements Silicon Labs’ wireless IoT portfolio and strategy. We believe this acquisition will accelerate customers’ time to market and expand our market position in net mesh networking, while deepening our penetration into the connected home.

Z-Wave is a mesh networking technology for the smart-home, supplying some of the world’s largest ecosystems of smart-home IoT products. There are more than 2,100 certified, interoperable Z-Wave devices available from the thriving Z-Wave Alliance of more than 600 manufacturers and service providers. Z-Wave’s sub-GHz connectivity protocol is an open and internationally-recognized ITU standard.

Z-Wave is prevalent in smart-home devices for security providers such as ADT and Alarm.com, major operators such as Verizon and LGU Plus, ecosystem platforms such as Samsung’s SmartThings, as well as a broad-base of consumer device manufacturers, such as brands under brands such as GE, Kwikset, and Leviton, just to name a few. Z-Wave is well suited for applications including home security, energy management, appliances, lighting and remote home monitoring.

Z-Wave technology was developed for OEMs creating smart-home devices, and offers an innovative go-to-market approach, providing developers with ease of integration into end products, marketing those products to end users, and home installation. Z-Wave products are secure, interoperable, easy to use, and offer backward compatibility to all Z-Wave products ever developed and sold. The Z-Wave Alliance bridges the gap between gateways and end-devices, providing installation, marketing and e-commerce for Z-Wave certified products.

Though most prevalent in North America today, Z-Wave has sales and distribution in every major geography, and an e-commerce platform, Z-Wave.com, offering Z-Wave products directly to customers.

The connected-home represents one of the largest and fastest growing market opportunities in the IoT space. There is no single dominant wireless technology for the smart-home, and protocols range from Wi-Fi to Bluetooth, Zigbee, Thread and proprietary. With more than 70 million Z-Wave devices deployed to date, adding Z-Wave technology to Silicon Labs’ IoT portfolio better positions us to serve this growing market.

Z-Wave has been very successful at providing a platform to quickly develop, market and install secure, interoperable, smart-home devices. In collaboration with the Z-Wave Alliance, Silicon Labs intends to drive further development of Z-Wave technology, while offering the sales channel, operations and R&D footprint to drive adoption of the roadmap.

Last but not least, the Z-Wave organization is comprised of a very experienced and a dedicated team, including the many employees who have built Z-Wave over the past 15 years.

The addition of Z-Wave expands Silicon Labs’ wireless connectivity portfolio and participation in the strategic, smart home market. Together, Silicon Labs and Sigma Designs’ Z-Wave mesh technologies offer more options to create secure, interoperable devices for the connected home. Ecosystem providers and developers now have a one-stop shop for wireless connectivity solutions.

Before I conclude, I would like to take this opportunity to extend special thanks to Thinh Tran and the Sigma Designs’ Board for their hard work to make this transaction happen, resulting in a positive outcome for both parties, including Sigma Designs’ employees and shareholders.

Thank you for your time and attention. Before we take your questions, I would like to turn the call back to Jalene.

Jalene Hoover

Thank you, Tyson.

We would now like to open the call up for your questions. To accommodate as many people as possible, we ask that you please limit your questions to one with one follow-up.

QUESTION AND ANSWER SECTION

Operator

And as a reminder, if you would like to ask a question please press star followed by the number one on your telephone key pad.  And our first question this morning comes from Anil Doradla from William Blair. Please go ahead your line is open.

Anil Kumar Doradla

Hey guys, good morning.  Congrats on the announcement. I had a couple of questions. So Tyson, if my math is right, roughly 60% of the revenues come from that particular segment. It sounds like you’re planning to divest pretty much everything. And on that divestiture, is Sigma Designs initiating that? Or is that going to be something that will be initiated once the board approves the acquisition?

John C. Hollister

Yeah, Anil, this is John. So there is a closing condition in the transaction relating to divestiture or wind-down of the Smart TV business. There is also a covenant and an imperative to continue divestiture activity on the Media Connectivity business, but the only specific divestiture that is a closing condition on the transaction relates to Smart TV.

Anil Kumar Doradla

Okay. And roughly how much is that contributing today to Sigma?

G. Tyson Tuttle

If you look at the overall revenue in this fiscal year, their fiscal 2018, the Z-Wave revenue is approximately $50 million.

John C. Hollister

On a, roughly on an annualized run rate of $50 million.

Anil Kumar Doradla

Okay, good. Now when I look at the strategy, clearly there’s an IoT strategy, which makes total sense and some of these are not core to that strategy. But when I look at Silicon Labs’ business, too, we still have some Broadcast TV, we still have some Access. Wouldn’t this be an opportunity perhaps to take a look at your portfolio, too, and maybe seek some divestiture on that front?

G. Tyson Tuttle

We are quite comfortable with our Broadcast business, the stability of that business over time, the profitability of that business. And while that is something that was discussed, that is not something that’s in the cards right now.

Anil Kumar Doradla

Okay. And one final thing, if I can squeeze in. If my understanding is right, Sigma Designs right now uses Intel’s microcontrollers for their nodes. Is that something that Silicon Labs will maintain? But given that you guys you have your own technology, will that replace it?

G. Tyson Tuttle

The microcontroller inside the Z-Wave device, I’m actually not sure exactly which one. I’m not sure if it’s an 8051 or a different architecture. But we have not yet determined exactly how that would come together. But certainly, ARM has been our partner on the IoT side and would be something that we would consider going forward. And that is really specifically related to the Z-Wave products.

Anil Kumar Doradla

Great and congrats once again guys.

G. Tyson Tuttle

Thank you.

John C. Hollister

Thank you.

Operator

Our next question comes from Blayne Curtis from Barclays. Please go ahead, your line is open.

Blayne Peter Curtis

Hey guys, thanks for taking the question. Congrats on the deal. Maybe two related questions. Just from a technology perspective, Tyson, you sell a configurable radio. This is a separate chip. Just kind of curious the integration path of these two. And then maybe you can just talk, maybe John can answer, on a gross margin, you said in line with the operating model. Was just curious if you’re baking in any work or synergies there. And if you do — if you are able to kind of combine your existing silicon and add on that Z-Wave, could you actually improve that margin profile?

G. Tyson Tuttle

So if you look at Z-Wave today, they sell silicon and modules and they have a large ecosystem of customers and service providers and a large number of deployed devices out into the market. So it’s our intention initially to continue to support those customers and to continue to ship those products and certainly be able to offer the combined portfolio parts of our zigbee, Thread, Bluetooth devices alongside those Z-Wave devices. Over time, we’ll consider what the roadmap options are. These are Sub-GHz protocol for Z-Wave and a 2.4 gigahertz for zigbee and Thread and Bluetooth, for instance, and we’ll see how that all comes together. But certainly, if you look at the market opportunity and the customer footprint, the combined customer footprint, it is a very compelling prospect to be able to have all of those protocols under the same company and under the same roof.

John C. Hollister

Yeah, Blayne, and this is John. Related to the second part of your question, the Z-Wave gross margin profile is attractive and consistent with our operating model for the company. Certainly, we will be continuing to assess the opportunity to drive additional cost synergies into the equation. But at the moment, our message is that we are holding our financial model and able to do so while incorporating the Z-Wave operation into the company.

Blayne Peter Curtis

Great thanks.

Operator

Our next question comes from Cody Acree from Drexel Hamilton. Please go ahead, your line is open.

Cody Grant Acree

Thank you guys for taking my questions and congratulations on the transaction. John, if we could just go back to your script. Your discussion of $40 million of residual cash, could you just walk through how you’re getting to that number? What your expectations are? And then just maybe the delta between the $282 million in cash for the full company and the $240 million just for Z-Wave. Is that obviously some indication of what you believe that TV business is worth?

John C. Hollister

Sure. The $40 million of residual cash is really an estimate for the company’s operations as they stand today, from where things are today to what we’re estimating as a closing period. That’s how we see the residual cash landing. I will also point out that that is also a closing condition on the transaction, that it is at least that amount of money. And Cody, what was the second part of your question?

Cody Grant Acree

Just the delta between the $282 million for the full business and then the $240 million that you’re offering Z-Wave if all those conditions are not met. Is that — if your only major condition other than this cash balance is the divestiture of the TV business is that $42 million change, is that roughly what you’re expecting the company could receive for this TV business?

John C. Hollister

I wouldn’t say that, Cody. I mean, it’s really around — the company is generating operating losses with the TV business, which — so this adjustment from the current cash to $40 million in cash will allow for that. And the — what we’re offering for the company overall and then what we’ve agreed for the Z-Wave business, by itself, is our assessment of an appropriate value in both cases.

Cody Grant Acree

And then, Tyson, just — if you could just talk about the maybe the attributes of what you found attractive for Z-Wave versus Thread or zigbee? Is it — was it power? Was it bandwidth? Was it data rates, I guess, or reach versus your other portfolio? And is there any risk of once you add Z-Wave, that it becomes a competitive solution or maybe it cannibalizes some of your other products?

G. Tyson Tuttle

Yes, so if you look at Z-Wave versus zigbee, I mean these two technologies have been in the market together for a long period of time, have been in different parts of the market with different customers, but have a similar characteristic. They do use different frequency bands and it is a different protocol. But being able to — I wouldn’t say that one versus the other is better. It’s the fact that actually our customers will have a choice of which of the protocols to use and be able to have that. And so you also have the Z-Wave ecosystem. So they’ve done a good job of bringing together device makers and positioning that standard, making it backward-compatible over time. And I see this as actually being hopefully additive and to bring those ecosystems together and those device makers together where we can offer the complete portfolio of parts to them as opposed to cannibalizing one standard versus the other.

Cody Grant Acree

Great, thank you guys and congrats.

Operator

Our next question comes from Tore Svanberg from Stifel. Please go ahead your line is open.

Tore Svanberg

Yes, thank you.  A few questions. First of all, so Tyson if you look at that $50 million-ish revenue, is there any licensing in there? Or is it all chip revenue?

G. Tyson Tuttle

If you look at the Z-Wave revenue, there is, and call it at a $50 million run rate, there’s a few million dollars of licensing revenue, which is related to the Z-Wave Alliance. But the majority of that is product revenue.

Tore Svanberg

Okay. And the Silicon Labs strategy going forward will kind of be to maintain that licensing stream?

G. Tyson Tuttle

Yes. Our intention is to continue to support the Alliance and the Z-Wave standard going forward and to bring our sales channel and our R&D operations — our R&D and our operations to bear to further that ecosystem. So certainly, we want to continue a thriving Z-Wave ecosystem out in the marketplace.

Tore Svanberg

Okay. And I’m surprised you didn’t mention anything about their low-power LTE mobile IoT efforts. Can you explain if that is something that you — was an attractive part of the deal? Or are you still looking for other ways of developing that type of IP?

G. Tyson Tuttle

We are still in the process of evaluating the company’s mobile IoT initiative. And as part of the overall integration activities around Sigma, we will determine a path for that technology and for that — those sets of developments. I think that the outcome of this will be consistent with the financial objectives that we’ve already talked about here, both in terms of growth and profitability.

Tore Svanberg

Okay. Just last question. I believe their Z-Wave revenues grew, I think, last quarter about 40% year-over-year. They just reported, I don’t think they really disclosed the current growth rate. Is it still in that ballpark, would you say, on an annual basis?

G. Tyson Tuttle

Yes. So the way we’re looking at this is that the addition of Z-Wave, Z-Wave is a growing business, and if you look at that on a pro forma basis, in other words, our growth target for IoT is 20% right now. And if you layer on zigbee — or the Z-Wave business, both historically on a pro forma and then going forward, we think that maintaining that strategic growth target of 20%, we’re not breaking out whether Z-Wave is going to grow that fast or not, but we believe that it’s aligned with our overall IoT objectives.

Tore Svanberg

Sounds good, very helpful thank you very much.

Operator

And as a reminder, if you would like to ask a question please press star followed by the number one your telephone keypad. And our next question comes from Craig Ellis from B. Riley FBR. Please go ahead, your line is open.

Craig Andrew Ellis

Thanks for taking the question and congratulations on the transaction, gentlemen. Tyson, I just wanted to start asking a specific synergies question. It seems like there could be both channel synergies from the two companies and customer synergies, given the profile that was laid out in the deck. Can you speak to those two issues and how quickly it may be possible to realize some top line synergies from the transaction?

G. Tyson Tuttle

Certainly, we have a larger sales force and a larger footprint out in the market than Sigma does on the Z-Wave side, so I believe that our channel partners, we actually have some of the same channel partners for the modules, and so that will be now being able to offer the combined portfolio of microcontrollers and sensors and zigbee devices to those same customers. So certainly, on the channel side, I believe that there’s an opportunity to both sell more Z-Wave as well as other products within our portfolio. In terms of customers, they have a thriving ecosystem of — the Z-Wave Alliance is 600 device makers. There are 2,100 compatible devices out there in the market. I mean, if you go to Amazon.com, there’s a lot of Z-Wave devices out there. And certainly, I think that we’ll be able to take that into more customers and both sell more Silicon Labs to those customers and sell more Z-Wave to other customers and ecosystems. I would also just point out that IoT in general, just the whole connected world and the ability to drive home automation devices with voice control and the deployment of these types of technologies continues to have a large tailwind. So if you look at the strategy of Silicon Labs over the last 7 years of building our portfolio around IoT and the growth of that, the growth of those markets, this fits into that strategy very, very well. And I think that that bodes well for the long-term health and growth of the business.

Craig Andrew Ellis

That’s very helpful. And then, John, the second question is for you. It seems like with somewhere around target segment growth for this business and an end of 1Q close, there could be around mid-$40s million of revenue synergies next year — or revenue accretion to the Silicon Labs business next year. Is it possible at this point to put a band around the earnings accretion from the deal? Or do you just need to see a little bit more on some of the restructuring actions and exactly where the employee count lands as you close the deal?

John C. Hollister

Yeah, Craig, that’s a good way to look at this. I think your sense on the top line is rational. And yes, we do need a little more time to fully understand the final outcomes on the restructuring and divestiture side and we’ll be able to provide better indications of that on upcoming calls.

Craig Andrew Ellis

Lastly, if I could just flip one back to Tyson. Tyson, the company’s done a fantastic job driving integration of its different technologies in CMOS. As you think about the breadth of the portfolio you’re poised to have post deal, how do you think about differentiation either in chip or in modules with your integration road map? And over what time period could we begin to see Z-Wave integration with other technologies? Thank you.

G. Tyson Tuttle

Yeah. So certainly, we’ll be able to have their modules and their chips alongside the remainder of our portfolio. And over time, we’d be able to integrate those together in a way. That’s a process that we’re still evaluating in terms of the various details of the technology. And as we go through the integration over time, we’ll be talking about that in more detail.

Craig Andrew Ellis

Good luck guys.

Operator

Our next question comes from Gary Mobley from Benchmark. Please go ahead your line is open.

Gary Wade Mobley

Hey guys, happy Friday, thanks for taking my question.   Wanted to delve into the different criteria determining whether or not you will buy Sigma as a whole or just the Z-Wave business? I think you’re assuming that you take on 100 employees related to the Z-Wave business. If I’m not mistaken, Sigma’s, as of last quarter or maybe at the July quarter, was at about 700 employees. And so that’s obviously a lot of divestiture, a lot of cash restructuring. And so if there’s 101 employees as of the date of the close for this acquisition, does that then violate certain criteria?

John C. Hollister

Yeah, this is John. No, it does not. There are a number of closing conditions that are spelled out in the definitive agreement that has been filed with the SEC and is available on the SEC’s website. The specific items related to divestiture and cash activity relate to the divest disposition of the TV business and the residual cash balance. But there is no specific headcount-related closing condition.

Gary Wade Mobley

Ok, thank you for that.

Operator

I would now like to turn the call back over to Jalene Hoover.

Jalene Hoover

Thank you Carol and thank you everyone for dialing in. This concludes this morning’s call.

Operator

This does conclude today’s conference. You may now disconnect.